EXHIBIT  4

                      ARTICLES OF AMENDMENT
                               OF
               RESTATED ARTICLES OF INCORPORATION
                               OF
                BINDLEY WESTERN INDUSTRIES, INC.

     In compliance with the requirements of the Indiana Business Corporation Law, as amended (the "IBCL"), Bindley Western Industries, Inc., an Indiana corporation (the "Corporation"), desiring to amend its Restated Articles of Incorporation, hereby certifies as follows:

                            ARTICLE I
                    AMENDMENT TO THE RESTATED
                    ARTICLES OF INCORPORATION

     SECTION 1. The name of the Corporation is, and following the amendment effected hereby will continue to be, Bindley
Western Industries, Inc.

     SECTION 2. Article V, Section 5.1, of the Restated Articles of Incorporation of the Corporation is hereby amended so that, as amended, such Section 5.1 shall read in its entirety as follows:

          "SECTION 5.1. AUTHORIZED CLASSES AND NUMBER OF SHARES. The total number of shares which the Corporation has authority to issue shall be 54,333,333 shares, consisting of 53,333,333 common shares (the "Common Shares") and 1,000,000 special shares (the "Special Shares"). The Corporation's shares shall have a par or stated value of $.01 per share.

     SECTION 3. The effective date of the amendment hereby effected shall be the date of filing of these Articles of Amendment with the office of the Secretary of State of the State of Indiana.

                           ARTICLE II
                     MANNER OF ADOPTION AND
                        LEGAL COMPLIANCE

     SECTION 1. The foregoing amendment was duly adopted by the Corporation's Board of Directors at a meeting duly called and held on May 20, 1999. The amendment was duly adopted by the Board of Directors without shareholder action and, pursuant to IC 23-1-38-2(4), shareholder action was not required.

     SECTION 2. The manner of the adoption of the foregoing amendment by the Corporation's Board of Directors constitutes full legal compliance with the provisions of the IBCL and the Corporation's Restated Articles of Incorporation and By-Laws.

     IN  WITNESS  WHEREOF,  the  Corporation  has  caused   these
Articles of Amendment to be signed on its behalf by the undersigned duly authorized officer on the 1st day of June, 1999.

                             BINDLEY WESTERN INDUSTRIES, INC.


                          By   /S/ MICHAEL D. MCCORMICK
                                   Michael D. McCormick
                                   Executive Vice President,
                                   General Counsel and
                                   Secretary